Exhibit 10.38

PERFORMANCE-BASED
NONQUALIFIED STOCK OPTION AGREEMENT
OF
TOYS “R” US, INC.

THIS AGREEMENT (the “Agreement”), is made, effective as of the ____ day of ____________, 20__ (the “Grant Date”), between Toys “R” Us, Inc., a Delaware corporation (the “Company”), and __________ (“Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Toys “R” Us, Inc. 2010 Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, pursuant to that certain Employment Agreement dated as of _________ by and between the Company and Participant (the “Employment Agreement”), the Company agreed to grant certain performance-based stock options to Participant pursuant to the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of Option. The Company hereby grants to Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of ________ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $______ per Share, being the Fair Market Value of the Shares as of the Grant Date (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Vesting. The Option shall be subject to both performance and service vesting conditions, and will only be deemed fully vested when both the performance and service conditions have been met in accordance with this Section 2.
(a)    Defined Terms for Vesting Provisions.
[TBD]
(b)    Performance Condition.
[TBD]
(c)    Service Condition. Of the Options that meet the performance-vesting condition, the service-vesting condition will be met as follows, depending on Participant’s continued employment as of the applicable date:
[TBD]

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(d)    Examples.

•	[TBD]

(e)    Designation. At any time, the portion of the Option that has become fully vested as described above (or pursuant to Section 3(a) or (b) below) is hereinafter referred to as the “Vested Portion.” At any time, the portion of the Option which has not become vested is hereinafter referred to as the “Unvested Portion.”
3.    Treatment of Option under Certain Conditions.
(a)    Termination of Employment Due to Death, Disability or Retirement. If Participant’s employment with the Company is terminated due to death, Disability or Retirement, the service-vesting condition (but not the performance-vesting condition) shall be deemed to have been satisfied in full. Notwithstanding the provisions of Section 13.6 of the Plan, if Participant’s employment with the Company is terminated due to death, Disability or Retirement and before the performance condition has been fully satisfied as to all ________ Options, then the Option shall remain outstanding for a period of one year after the date of Participant’s termination of employment for the sole purposes of determining whether the performance condition will be met during that time period (the “One-Year Performance Extended Period”). The Vested Portion of the Option, if any, may be exercised during the One-Year Performance Extended Period. If the performance condition is achieved (at any level) during the One-Year Performance Extended Period, the Vested Portion of the Option will remain exercisable for a period of one year after the Measurement Event resulting in such performance-vesting. The Unvested Portion of the Option, if any, shall be forfeited immediately upon the expiration of the One-Year Performance Extended Period.
(b)    Other Termination of Employment. If Participant’s employment with the Company is terminated for any other reason, the Unvested Portion of the Option shall be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 4(a).
(c)    Change in Control. Upon the occurrence of a Change in Control, the service-vesting condition (but not the performance-vesting condition) shall be deemed to have been satisfied in full. Notwithstanding the provisions of Section 13.7 of the Plan, if the event resulting in the Change in Control is a Measurement Event, then the performance condition may or may not be met, depending on the proceeds to the Sponsors.
4.    Exercise of Option.
(a)    Period of Exercise. Subject to the provisions of the Plan and this Agreement, Participant may exercise any or all of Vested Portion of the Option at any time prior to the earliest to occur of:
(i)    the 10th anniversary of the Grant Date;
(ii)    one year following the date of Participant’s termination of employment due to death, Disability or Retirement or termination without Cause after reaching eligibility for Retirement;
(iii)    90 days following the date of Participant’s termination of employment by the Company without Cause (except as provided in (ii) above) or by

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Participant for Good Reason; or, if later, 30 days after the Board’s next determination of Fair Market Value (or confirmation of prior-determined Fair Market Value) following Participant’s termination of employment, but such longer period shall apply only if Participant had at least four years of Continuous Service.
(iv)    30 days following the date of Participant’s termination of employment by Participant without Good Reason; and
(v)    immediately on the date of Participant’s termination of employment by the Company for Cause.
provided, in each case, the Unvested Portion shall be unexercisable and immediately forfeited.
(b)    Method of Exercise.
(i)    Subject to Section 4(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased. Alternatively, Participant may exercise the Option pursuant to a cashless exercise, provided that the exercise date is within 30 days after a determination of Fair Market Value (or confirmation of prior-determined Fair Market Value) by the Board, but in no event later than the tenth anniversary of the Grant Date. A cashless exercise shall be effectuated by the Company delivering Shares to Participant having a Fair Market Value equal to (a) the Fair Market Value of all Shares issuable upon exercise of the Option, minus (b) the aggregate exercise price for such Shares and all taxes required to be withheld. Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(ii)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii)    Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in Participant’s name for such Shares. However, the Company shall not be liable to Participant for damages

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relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
(iv)    In the event of Participant’s death, the Vested Portion of the Option shall remain exercisable by Participant’s executor or administrator, or the person or persons to whom Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of Participant shall take rights herein granted subject to the terms and conditions hereof.
5.    Stockholders Agreement. Exercise of the Option shall constitute agreement by Participant to be bound by all of the terms and conditions of the Stockholders Agreement with respect to the Shares, or any other Company capital stock, issuable to or held by Participant. All of the terms of the Stockholders Agreement are incorporated herein by reference. For purposes of this Agreement, the term “Stockholders Agreement” shall mean the Management Stockholders Addendum, as amended, which is attached hereto as Exhibit A.
6.    Call Rights. Acceptance of the Option shall constitute agreement by Participant to be bound by call rights set forth in Exhibit B hereto which is incorporated herein by reference.
7.    No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of Participant.
8.    Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
9.    Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant otherwise than as permitted by Section 13.3 of the Plan or by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance which is impermissible shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During Participant’s lifetime, the Option is exercisable only by Participant.
10.    Withholding. Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Without limiting the foregoing, if at the time of such taxable event Participant would be precluded from selling Shares on the open market, Participant may instruct the Company, and the Company shall follow such

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instructions, to withhold Shares from the Option having a Fair Market Value on the date of withholding equal to the minimum statutory amount required to be withheld for tax purposes.
11.    Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
12.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.
14.    Option Subject to Plan. By entering into this Agreement Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
15.    Signature. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written, which expressly includes Sections 5 and 6 of this Agreement.

TOYS “R” US, INC.
________________________________________
By: ___________________________________

PARTICIPANT

_______________________________________
____________________________

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Exhibit A
MANAGEMENT STOCKHOLDERS ADDENDUM
This Management Stockholders Addendum (this “Addendum”) is hereby incorporated in and made a part of that certain Performance-Based Nonqualified Stock Option Agreement dated as of November 5, 2013 between Toys “R” Us, Inc. (the “Company”) and Harry J. Mullany III (“Participant”) representing performance-based stock options granted to Participant under the Toys “R” Us, Inc. 2010 Incentive Plan (the “Plan”). Upon the grant of the Option, Participant shall, without any action by Participant, automatically become bound by the terms hereof with respect to the Award Stock issued or issuable upon exercise of the Option and any other Company capital stock, issued to or held by Participant under the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.
1.Definition. For purposes of this Addendum, the following terms shall have the following meanings:
“Addendum” shall have the meaning set forth in the Preface.
“Approved Sale” shall have the meaning set forth in Section 4(b).
“Award Stock” with respect to a Participant, means any Stock issued to such Participant upon exercise of any Options granted under the Plan and any Stock issued to such Participant as Restricted Stock or Restricted Stock Unit. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the Company’s capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend or other recapitalization.
“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.
“Executive Officer” shall mean any Management Stockholder who is an officer of the Company (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended).
“Management Stockholder” shall mean any Participant (including Participants who hold vested Options) and any other holder of Shares, in either case so long as they hold any Shares.
“Participating Sellers”, with respect to Section 4(a), shall have the meaning set forth in Sections 4(a)(ii), and with respect to Section 4(b) shall mean any Management Stockholder that is Transferring Shares in an Approved Sale.
“Permitted Vornado Transfer” shall mean any Transfer of shares of the Company’s capital stock by Vornado in order to ensure the preservation of its status as a real estate investment trust under federal tax laws.
“Permitted Transferee” with respect to any Participant means such Participant’s spouse and descendants (whether or not adopted) and any trust, family limited partnership

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or limited liability company that is and remains at all times solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants, in each case which transferee has executed and delivered to the Company the documents required under Sections 13.3 or 13.4 of the Plan, as applicable.
“Piggyback Registration” shall have the meaning set forth in Section 5(a).
“Plan” shall have the meaning set forth in the Preface.
“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries, proposing to purchase or otherwise acquire shares in a Sale under Section 4(a) or Section 4(b).
“Public Offering” shall mean a public offering and sale of Stock for cash pursuant to an effective registration statement under the Securities Act.
“Public Sale” shall mean any sale pursuant to a registered public offering under the Securities Act, any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act, or, after an Initial Public Offering, any block sale to a financial institution in the ordinary course of its trading business.
“Registrable Securities” shall mean (i) any share of Class A Common issued to or otherwise acquired by any Management Stockholder and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the foregoing securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act. For purposes of this Addendum, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities upon the exercise of Options, to the extent they are then fully vested and exercisable.
“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).
“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.
“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.
“Securities Commission” shall mean the Securities and Exchange Commission, or any successor regulatory body.
“Shares” means any shares of Award Stock under the Plan, and any other capital stock of the Company issued to or held by a holder of Award Stock. For all purposes of the Plan (including this Addendum), Shares will continue to be Shares in the hands of any holder (including any Permitted Transferee), and each such holder of Shares will succeed to all the rights and obligations attributable to such Person as a Management Stockholder hereunder with respect to such Shares, until such time as such Shares cease to be considered Shares pursuant to the express terms of Section 3(b) of this Addendum.

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“Sponsor” shall mean any of Bain Capital (TRU) VIII, LP., Bain Capital (TRU) VIII-E, L.P., Bain Capital (TRU) Coinvestment, L.P., Bain Capital Integral Investors, LLC, BCIP TCV, LLC, Toybox Holdings, LLC, and Vornado, in each case together with their respective Affiliates.
“Tag Along Deadline” shall have the meaning set forth in Section 4(a)(ii).
“Tag Along Holder” shall have the meaning set forth in Section 4(a)(i).
“Tag Along Notice” shall have the meaning set forth in Section 4(a)(i).
“Tag Along Offer” shall have the meaning set forth in Section 4(a)(ii).
“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise; provided that the sale, pledge, assignment encumbrance or other transfer or disposition of the common shares or beneficial interest, par value $0.04, of Vornado Realty Trust, a Maryland Realty Trust, a Maryland real estate investment trust (or its successors), will not be deemed a Transfer.
“Vornado” means Vornado Truck, LLC.
2.Voting Agreement. Each Management Stockholder, shall at all times cast all votes to which such Management Stockholder is entitled in respect of such Management Stockholder’s Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Company may instruct by written notice. Further, each Management Stockholder hereby grants to the Company an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Stockholder’s Shares as the Company deems appropriate in its sole discretion, which proxy shall be valid and remain in effect with respect to all Shares until they cease, to be Shares pursuant to the terms hereof.
3.Transfer Restrictions.
(a)     General Transfer Restrictions. Each Management Stockholder understands and agrees that any Shares issued to or held by such Management Stockholder on the date hereof have not been registered under the Securities Act or under any state securities laws or the securities laws of any country. No Management Stockholder shall Transfer any such Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, or any applicable state or national securities laws and any restrictions on Transfer contained in the Plan (including this Addendum).
(b)     Allowed Transfers. Until the expiration of the provisions of this Section 3, no Management Stockholder shall Transfer any of such Management Stockholder’s Shares to any other Person except as follows:

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(i) Permitted Transferees. A Management Stockholder may Transfer Shares to Permitted Transferees solely to the extent provided by, and in accordance with the terms of, Sections 13.3 and 13.4 of the Plan.
(ii) Participation in Drag Along and Tag-Along; Puts and Calls.
(A)Drag-Along. A Management Stockholder may Transfer such Management Stockholder’s Shares to the extent required pursuant to Section 4(b) below.
(B)Tag-Along. A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4(a) below.
Shares Transferred pursuant to this Section 3(b)(ii) shall conclusively be deemed thereafter not to be Shares under this Addendum.
(iii) Public Transfers. A Management Stockholder may Transfer Shares: (a) in a Public Offering pursuant to Section 5 below, or (b) (I) with respect to any Executive Officer, from and after the two-year anniversary of the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business or any other legally permitted sale, or (II) with respect to any other Management Stockholder, from and after the six-month anniversary of the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business or any other legally permitted sale. Shares Transferred pursuant to this Section 3(b)(iii) shall conclusively be deemed thereafter not to be Shares under this Addendum.
(c)Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
(d)Notice of Transfer. To the extent any Management Stockholder shall Transfer any Shares pursuant to Sections 3(b)(i) or 3(b)(iii), such Management Stockholder shall, within three (3) Business Days following (or, in the case of a Transfer to a Permitted Transferee, within three (3) Business Days prior to) consummation of such Transfer, deliver notice thereof to the Company, which shall then deliver such notice to the Sponsors.
(e)Period. Each of the foregoing provisions of this Section 3 shall expire upon a Change in Control.
4.    “Tag Along” and “Drag Along” Rights.
(a)    “Tag Along” Rights. In connection with any Sale by a Sponsor of any Shares of Stock to any Person (other than a Public Sale, a Permitted Vornado transfer, or any Sale between or among the Sponsors, their Affiliates, or any employee of the Company or any of its Subsidiaries):

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(i)    Notice. The Company shall, prior to any such proposed Sale, deliver a written notice (the “Tag Along Notice”) to each Management Stockholder (each, a “Tag Along Holder”), specifying the principal terms and conditions of the Sale (including the number of shares of each class of the Company’s capital stock to be Sold in such Sale).
(ii)    Exercise. Each Tag Along Holder may elect to participate in the Transfer by delivering written notice (the “Tag Along Offer”) within five (5) Business Days after the date of delivery of the Tag Along Notice to such Holder (such date the “Tag Along Deadline”) (each Tag Along Holder so electing, a “Participating Seller”). Each Tag Along Holder who does not make a Tag Along Offer prior to the Tag Along Deadline shall be deemed to have waived all of such holder’s rights to participate in such Sale. Each Tag Along holder will be given the opportunity to exercise their vested Options prior to or in connection with the consummation of a Sale pursuant to this Section 4(a) and the Award Stock issued upon exercise of such vested Options will be Shares for purposes of this Section 4(a).
(iii)    Number of Shares Sold. Each Participating Seller will have the right to include in the Sale, on the same terms and conditions (subject to Section 4(c)(i)) with respect to each Share Sold as the Sponsor proposing such Sale, a number of Shares of each class of Stock to be Sold in such Sale equal to the product of (x) the number of shares of such class of Stock to be Sold in the contemplated Sale, times (y) the quotient obtained by dividing the number of Shares of such class of Stock owned by such Participating Seller by the number of Shares of such class of Stock owned by such Participating Seller and any other Persons participating in such Sale (including the proposing Sponsor and any other Participating Sellers).
(iv)    Rule 144 Eligibility. Notwithstanding anything to the contrary herein, after the two year anniversary of the Initial Public Offering, upon becoming eligible to sell all of his or her shares pursuant to Rule 144, a Tag Along Holder shall no longer be eligible to participate in the Tag Along rights provided by this Section 4(a).
(b)    “Drag Along” Rights. If the Board approves a Change in Control (an “Approved Sale”), each Management Stockholder hereby agrees, if and to the extent requested by the Board, to Sell any or all of such Management Stockholder’s Shares in such Approved Sale on the terms and conditions approved by the Board.
(i)    Management Stockholder Actions. Each Management Stockholder will take all necessary or desirable actions in connection with the consummation of any Approved Sale (including, if such Approved Sale is structured as a merger or consolidation, waiving any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation).
(ii)    Conditions. The obligations of the Management Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Management Stockholder will receive the same form and amount of consideration per share as received by the Sponsors for the corresponding class of shares of the Company’s capital stock, or if any Sponsor is given an option as to the form and amount of consideration to be received in respect of shares of the Company’s capital stock of any class, all Management Stockholders holding shares of the Company’s capital stock of such class will be given the same option; and (ii) each holder of vested and exercisable Options will be given the opportunity to exercise such rights prior to or in

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connection with the consummation of an Approved Sale and the Award Stock issued upon exercise of such vested Options will be Shares for purposes of this Section 4(b).
(c)    Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 4(a) or 4(b) applies:
(i)    Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4(a) or Section 4(b) includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (A) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale or (B) the provision to any Participating Seller of any specified information regarding such securities or the issuer thereof that is material and not otherwise required to be provided for the Sale, then such Participating Seller shall not have the right to Sell Shares in such proposed Sale, and the Sponsors proposing such Sale (in the case of Section 4(a)) or the Board (in the case of Section 4(b)), as applicable, shall (x) in the case of a Sale that is not a Change in Control, have the right, but not the obligation, and (y) in the case of a Sale that is a Change in Control, have the obligation, to cause to be paid to such Participating Seller in lieu of the issuance of such securities, against surrender of the Shares which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such securities as of the date such securities would have been issued in exchange for such Shares.
(ii)    Further Assurances. Each Participating Seller shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4(a) or Section 4(b) and any related transactions, including executing acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities: and otherwise cooperating with the Sponsor proposing such Sale or the Board (as applicable) and the Prospective Buyer, provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Sponsor proposing such Sale or the Board (as applicable) to which other sellers will also be party, including agreements to (i)(A) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any adverse claims with respect to such shares and the non-contravention of other agreements and (B) be liable as to such representations, warranties, covenants and other agreements, in each ease to the same extent (but with respect to its own Shares and with respect to its own representations, warranties, covenants and other agreements) as the other sellers, and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (ii) in connection with any Sale shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all sellers

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in connection with such Sate and (ii) the proceeds to such Participating Seller in connection with such Sale.
(iii)    Sale Process. The Sponsor proposing such Sale, in the case of a proposed Sale pursuant to Section 4(a), or the Board, in the case of a proposed Sale pursuant to Section 4(b), shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. If any proposed Sale is postponed, abandoned or not consummated, then the Sponsors or the Board, as applicable, shall comply with the provisions of this Section 4 with respect to any subsequent proposed Sale. No Company stockholder nor any Affiliate of any such holder shall have any liability to any Management Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale.
(iv)    Expenses. All reasonable costs and expenses incurred for the benefit of all holders of Stock in connection with any proposed Sale shall be paid by the Company (to the extent not otherwise paid by the acquiring party), subject to the following sentence. Any costs incurred by or on behalf of any Participating Sellers on their own behalf will not be considered costs of the Sale hereunder, and will be borne by such Participating Seller(s).
(d)    Period. The provisions of Section 4(a) shall expire upon the earlier to occur of (i) the Initial Public Offering and (ii) a Change in Control. Each of the other provisions of this Section 4 above shall expire upon a Change in Control.
5.    Registration Rights.
(a)    Right to Piggyback. Whenever the Company proposes to conduct an underwritten registration of any of its securities under the Securities Act (other than (i) in an Initial Public Offering or (ii) in connection with registration on Form S-4 or Form S-8 or any successor or similar form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5(b), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s notice.
(b)    Priority on Registrations. In any underwritten registration, if the managing underwriters advise the Company that in their opinion the number of Registrable Securities, or the total number of securities of the Company, requested or proposed to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration the Registrable Securities, and the other securities of the Company, that in the opinion of the managing underwriters can be sold without adversely affecting the marketability of such offering, as follows: (i) first, if the registration is a primary offering on behalf of the Company, the securities the Company proposes to sell, (ii) second, any securities of the Company requested to be included in such registration by holders that have a contractual right to include securities in such registration prior to the holders of Registrable Securities, (iii) third, the Registrable Securities and any other securities of the Company requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares owned by each such holder.

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(c)    Further Assurances. Each holder of Registrable Securities will take all necessary or desirable action in connection with the consummation of any Piggyback Registration. including (a) agreeing to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Board; (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; and (c) providing in writing such information and affidavits as requested by the Board in connection with any registration statement or prospectus relating to such offering.
6.    Legends.
(a)    Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE TOYS “R” US, INC. 2010 INCENTIVE PLAN, AS AMENDED (THE “PLAN”) INCLUDING THE MANAGEMENT STOCKHOLDERS ADDENDUM ATTACHED THERETO AND MADE A PART THEREOF. A COPY OF THE PLAN WILL BE FURNISHED WITHOUT CHARGE BY TOYS “R” US HOLDINGS, INC. TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
Any Person who acquires Shares which cease to be subject to the terms of the Plan (including this Addendum) shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.
(b)    Securities Act Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION THEREFROM.”
(c)    Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Management Stockholder’s Shares until the conditions specified in the foregoing legends and the Plan (including this Addendum) are satisfied.
(d)    Termination of the Securities Act Legend. The requirement imposed by Section 6(b) shall cease and terminate as to any particular Management Stockholder’s Shares (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (A) such requirement shall cease and terminate as to any Management Stockholders Shares or (B) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 6(b).

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7.    Notices. Notices required or permitted to be made under this Addendum shall be made in the manner specified in the Plan.
8.    Section 16. The Company shall use its commercially reasonable efforts to cause any acquisition of Options or Award Stock under the Plan to be exempt under Rule 16b-3 promulgated trader the Securities Exchange Act of 1934.

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Exhibit B
CALL RIGHTS

This Exhibit is hereby incorporated in and made a part of that certain Performance-Based Nonqualified Stock Option Agreement dated as of __________, 20__ between Toys “R” Us, Inc. (the “Company”) and ___________________ (“Participant”) representing performance-based stock options (the “Option”) granted to Participant under the Toys “R” Us, Inc. 2010 Incentive Plan (the “Plan”). Upon the grant of the Option, Participant shall, without any action by Participant, automatically become bound by the terms hereof with respect to the Shares issued or issuable upon exercise of the Option. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan or the Stockholders Agreement, which is Exhibit A to the Performance-Based Nonqualified Stock Option Agreement.

1.1    Award Stock. For purposes of this Exhibit, the term “Award Stock” means any Shares of Stock of the Company issued to Participant upon exercise the Option. Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) other than Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Stock will succeed to all rights and obligations attributable to Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the Company’s capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend or other recapitalization. For purposes of this Exhibit, the “Original Value” for each share of Award Stock will be equal to the exercise price paid by Participant for such share of Award Stock, as proportionally adjusted for all subsequent stock splits, stock dividends, and other recapitalizations affecting the Award Stock.

1.2    Repurchase Option. In order to provide a market for Award Stock, in the event that Participant is no longer employed by the Company or any of its Affiliates for any reason, the Award Stock, whether held by Participant or one or more transferees of Participant, will be subject to repurchase by the Company and the Sponsors (solely at their option), by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Exhibit (the “Repurchase Option”). The Repurchase Option shall terminate on the first to occur of a Change in Control or the first Public Offering occurring after the date the Option was granted (an “Initial Public Offering”).
1.3    Termination Due to Death, Disability or Termination without Cause. If Participant is no longer employed by the Company or any of its Affiliates as a result of (i) Participant’s death or Disability, or (ii) termination by the employer without Cause, then on or after the date of Participant’s termination of employment (the “Termination Date”) the Company may elect to purchase all or any portion of the Award Stock issued or issuable to Participant at a price per share equal to the Fair Market Value thereof as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 1.7 below).
1.4    Termination for Cause. If Participant is no longer employed by the Company or any of its Affiliates as a result of Participant’s termination for Cause, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to Participant at a price per share equal to the lower of the Fair Market Value or the Original Value thereof. Fair Market Value shall be determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 1.7 below).

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1.5    Resignation or Retirement. If Participant is no longer employed by the Company or any of its Affiliates as a result of Participant’s resignation (including Retirement), then on or after the Termination Date, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to Participant at a price per share equal to the Fair Market Value thereof as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 1.7 below). Notwithstanding the foregoing, in the event Participant violates any of the restrictive covenants in Section 8 or 9 of his Employment Agreement at any time within one (1) year after Participant’s Termination Date, then the purchase price per share shall be the lower of Fair Market Value or Original Value.
1.6    Option Repurchases. In the event the Company and/or the Sponsors, as applicable, exercise the Repurchase Option with respect to any shares of Award Stock before the Option has been exercised in full, then Participant shall be required, promptly following receipt of a Repurchase Notice (as defined below), to exercise the Option and purchase from the Company all shares of Award Stock for which the Company and/or the Sponsors, as applicable, shall have delivered a Repurchase Notice.
1.7    Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the Award Stock issued to Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of the Award Stock at any time and from time to time no later than 120 days after the Termination Date (or 180 days in the case of Participant’s Disability, or 270 days in the case of Participant’s death, or 375 days in the case of Participant’s resignation); provided that such periods may be tolled in accordance with Section 1.10 below. Each Repurchase Notice will specifically identify the Award Stock to be acquired from such holder(s), the repurchase price of such Award Stock, the aggregate consideration to be paid for such Award Stock and the time and place for the closing of the transaction (each, a “Repurchase Closing”). In the event that the Company elects to purchase a portion of the Award Stock pursuant to the terms of this Section 1.7, if any of such Award Stock are held by transferees of Participant, the Company shall purchase the shares elected to be purchased first from Participant to the extent of such Award Stock then held by Participant and second purchase any remaining shares elected to be purchased from such other holder(s) of the Award Stock pro rata according to the number of shares of Award Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

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1.8    Sponsor Rights.
(a)    If for any reason the Company does not elect to purchase all of Award Stock issued or issuable to Participant pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, the Sponsors will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 1.8, for the Award Stock the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 90 days after the Termination Date (or 150 days in the case of Participant’s Disability, or 240 days in the case of Participant’s death), the Company shall give written notice (each, an “Option Notice”) to the Sponsors setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Exhibit.
(b)    The Sponsors may elect to purchase any number of Available Shares by delivering written notice (an “Election Notice”) to the Company within 20 days after receipt of the Option Notice from the Company. If the Sponsors elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Sponsors based upon the number of shares of Stock owned by each Sponsor on a fully-diluted basis.
(c)    As soon as practicable, and in any event within ten days after the expiration of the 20-day period set forth above, the Company shall notify the holder(s) of the Award Stock as to the number of Award Stock being purchased from such holder(s) by the Sponsors (each, a “Supplemental Repurchase Notice”). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of the Award Stock, the Company shall also deliver written notice to each electing Sponsor setting forth the number of Award Stock that the Company and each Sponsor will acquire, the aggregate purchase price and the time and place of the closing of the transaction.
1.9    Closing of Repurchase. The closing of the transactions contemplated by this Exhibit will take place on the date designated by the Company in the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date will not be more than 60 days after the delivery of such notice. The Company and/or the Sponsors, as the case may be, will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds. In addition, the Company may pay the repurchase price for such Award Stock by offsetting such amounts against any bona fide debts owed by Participant to the Company or any of its Affiliates. The Company and/or the Sponsors as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Award Stock including, but not limited to, the representation that such seller has good and marketable title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and will be entitled to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker. In the event that a repurchase is to take place at a price equal to Fair Market Value, and the Fair Market Value of the Award Stock has increased or decreased from the date on which it is determined to the date of closing pursuant to this Section 1.8, then the repurchase shall be consummated at such higher or lower price.
1.10    Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Affiliates’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash and the Sponsors have not elected to acquire all Award Stock which the Company and the Sponsors have a right to repurchase pursuant to this Exhibit, the time periods provided in this Exhibit shall be suspended for a period of up to twelve months, and the Company

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may make such repurchases as soon as it is permitted to do so under such restrictions but in no event later than twelve months after the initial time periods hereunder.

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